News Release

PS Business Parks, Inc.

701 Western Avenue

Glendale,  CA 91201-2349

psbusinessparks.com

For Release:	Immediately
Date:	April 24, 2018
Contact:	Maria R. Hawthorne
(818) 244-8080, Ext. 1370

PS Business Parks, Inc. Reports Results for the Quarter Ended March 31, 2018

GLENDALE, California—PS Business Parks, Inc. (NYSE:PSB) reported operating results for the quarter ended March 31, 2018.

Operating Results for the Three Months Ended March 31, 2018

Net income allocable to common shareholders was $46.0 million, or $1.69 per diluted common share, for the three months ended March 31, 2018, an increase of $19.7 million, or 74.5%, from $26.4 million, or $0.97 per diluted common share, for the same period in 2017.  The increase was mainly due to the gain on sale of Corporate Pointe Business Park located in Orange County, California, and an increase in net operating income (“NOI”–described below) with respect to our real estate facilities. The increase in NOI includes a $445,000 increase for our Same Park facilities (described below) due primarily to an increase in rental rates.

Funds from Operations

Funds from operations (“FFO”) per share was  $1.59 for the three months ended March 31, 2018,  as compared to $1.52 for the same period in 2017,  an increase of $0.07 per share. FFO, which is described in more detail below, is a non-GAAP (generally accepted accounting principles) measure defined by the National Association of Real Estate Investment Trusts and generally represents net income before depreciation, gains and losses from sales and impairment charges with respect to real estate assets.

Property Operations–Same Park Portfolio

To evaluate the ongoing performance of the Company’s portfolio over comparable periods, management analyzes the operating performance of properties owned and operated throughout both periods (the “Same Park” facilities). The Same Park portfolio includes all properties we owned and operated as of March 31, 2018 that were acquired prior to January 1, 2016, except for the properties described below under “Property Dispositions.” For the three months ended March 31, 2018 and 2017, the Same Park facilities constitute 26.9 million rentable square feet, representing 96.4% of the 27.9 million rentable square feet in the Company’s total portfolio as of March 31, 2018.

The following table presents the operating results of the Company’s Same Park facilities for the three months ended March 31, 2018 and 2017 (unaudited, in thousands, except per square foot amounts):

	For the Three Months
	Ended March 31,
	2018	2017	Change
Rental income	$98,022	$95,756	2.4%
Adjusted cost of operations (1) (3)	30,035	28,214	6.5%
Net operating income (2) (3)	$67,987	$67,542	0.7%

Selected Statistical Data
Gross margin (4)	69.4%	70.5%	(1.6%)
Weighted average square foot occupancy	94.6%	94.6%	—
Annualized rental income per occupied
square foot	$15.40	$15.05	2.3%

(1)Adjusted cost of operations excludes Long-Term Equity Incentive Plan (“LTEIP”) amortization, which can vary significantly period to period based upon the performance of the whole company, rather than just property operations.

(2)We evaluate the performance of our business parks primarily based on NOI, a non-GAAP financial measure, because we believe NOI is an important measure of the value and performance of our real estate. We believe investors utilize NOI in a similar manner and for similar reasons. We define NOI as rental income less adjusted cost of operations. NOI excludes depreciation and amortization because management and investors do not consider it important in valuing real estate or evaluating real estate performance, because depreciation assumes the value of real estate declines ratably from its historical cost based upon the passage of time, while we believe the value of real estate changes based upon cash flow and other market factors.

(3)Our calculation of adjusted cost of operations and NOI may not be comparable to those of other companies and should not be used as an alternative to measure performance calculated in accordance with GAAP.  See “Reconciliation of Selected non-GAAP Measures to Analogous GAAP Measures” below for reconciliations of each of these measures to their closest analogous GAAP measure on our income statements.

(4)Computed by dividing NOI by rental income.

The following table summarizes selected quarterly financial data with respect to the Same Park facilities (unaudited, in thousands, except per square foot amounts):

	For the Three Months Ended
	March 31	June 30	September 30	December 31
Rental income
2018	$98,022	$—	$—	$—
2017	$95,756	$95,464	$96,073	$97,211

Adjusted cost of operations
2018	$30,035	$—	$—	$—
2017	$28,214	$28,008	$29,191	$29,642

Snow removal
2018	$794	$—	$—	$—
2017	$378	$103	$—	$63

Utilities
2018	$5,713	$—	$—	$—
2017	$5,448	$5,295	$5,798	$5,393

Weighted average square foot occupancy
2018	94.6%	—	—	—
2017	94.6%	93.7%	94.1%	95.1%

Annualized rental income per occupied square foot
2018	$15.40	$—	$—	$—
2017	$15.05	$15.15	$15.18	$15.20

Multi-Family Update

Due to an amendment to the joint venture agreement that provides the Company control of the joint venture, effective January 1, 2018, the Company began consolidating Highgate at the Mile, the Company’s multi-family joint venture in Tysons, Virginia. As of March 31, 2018, Highgate was 61.5% occupied.

Property Dispositions

On March 5, 2018, we sold Corporate Pointe Business Park, a park consisting of five multi-tenant office buildings totaling 161,000 square feet in Orange County, California, for net proceeds of $41.7 million, which resulted in a gain of $26.8 million.

Subsequent to March 31, 2018, we completed the sale of Orange County Business Center, a park consisting of five multi-tenant office buildings totaling 437,000 square feet, located in Orange County, California, for net proceeds of $73.3 million resulting in a gain of approximately $50 million.

In 2018, we expect to sell another 107,000 rentable square feet of office product in Orange County, California, and 194,000 square feet of flex product in Dallas, Texas. There can be no assurance that sales will be completed.

Distributions Declared

On April 24, 2018, the Board of Directors declared a quarterly dividend of $0.85 per common share. Distributions were also declared on the various series of depositary shares, each representing 1/1,000 of a share of preferred stock. Distributions are payable on June 28, 2018 to shareholders of record on June 13, 2018.

Company Information

PS Business Parks, Inc., a member of the S&P SmallCap 600, is a real estate investment trust (“REIT”) that acquires, develops, owns and operates commercial properties, primarily multi-tenant industrial, flex and office space. The Company defines “flex” space as buildings that are configured with a combination of office and warehouse space and can be designed to fit a number of uses (including office, assembly, showroom, laboratory, light manufacturing and warehouse space). As of March 31, 2018,  the Company wholly owned 27.9 million rentable square feet with approximately 4,900 commercial customers in six states and a 95.0% interest in a  395-unit apartment complex.

Forward-Looking Statements

When used within this press release, the words “may,” “believes,” “anticipates,” “plans,” “expects,” “seeks,” “estimates,” “intends” and similar expressions are intended to identify “forward-looking statements.” Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results and performance of the Company to be materially different from those expressed or implied in the forward-looking statements. Such factors include the impact of competition from new and existing commercial facilities which could impact rents and occupancy levels at the Company’s facilities; the Company’s ability to evaluate, finance and integrate acquired and developed properties into the Company’s existing operations; the Company’s ability to effectively compete in the markets that it does business in; the impact of the regulatory environment as well as national, state and local laws and regulations including, without limitation, those governing REITs; the impact of general economic conditions upon rental rates and occupancy levels at the Company’s facilities; the availability of permanent capital at attractive rates, the outlook and actions of Rating Agencies and risks detailed from time to time in the Company’s SEC reports, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K.

Additional information about PS Business Parks, Inc., including more financial analysis of the first quarter operating results, is available on the Company’s website at psbusinessparks.com.

A conference call is scheduled for Wednesday, April 25, 2018, at 10:00 a.m. PDT (1:00 p.m. EDT) to discuss the first quarter results. The toll free number is (888) 299-3246; the conference ID is 7766107. The call will also be available via a live webcast on the Company’s website. A replay of the conference call will be available through May 25, 2018 at (855) 859‑2056, as well as via webcast on the Company’s website.

Additional financial data attached.

PS BUSINESS PARKS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	March 31,	December 31,
	2018	2017
	(Unaudited)
ASSETS

Cash and cash equivalents	$39,168	$114,882

Real estate facilities, at cost
Land	790,850	769,036
Buildings and improvements	2,244,573	2,156,862
	3,035,423	2,925,898
Accumulated depreciation	(1,180,567)	(1,161,798)
	1,854,856	1,764,100
Properties held for sale, net (1)	34,806	49,259
Land and building held for development	29,811	29,665
	1,919,473	1,843,024
Investment in and advances to unconsolidated joint venture	—	100,898
Rent receivable, net	3,199	1,876
Deferred rent receivable, net	32,485	32,062
Other assets	6,635	7,417
Total assets	$2,000,960	$2,100,159

LIABILITIES AND EQUITY

Accrued and other liabilities	$78,813	$80,223
Preferred stock called for redemption	—	130,000
Credit facility	2,500	—
Total liabilities	81,313	210,223
Commitments and contingencies
Equity
PS Business Parks, Inc.’s shareholders’ equity
Preferred stock, $0.01 par value, 50,000,000 shares authorized,
38,390 shares issued and outstanding at
March 31, 2018 and December 31, 2017	959,750	959,750
Common stock, $0.01 par value, 100,000,000 shares authorized,
27,316,698 and 27,254,607 shares issued and outstanding at
March 31, 2018 and December 31, 2017, respectively	272	272
Paid-in capital	732,574	735,067
Accumulated earnings (deficit)	21,673	(1,778)
Total PS Business Parks, Inc.’s shareholders’ equity	1,714,269	1,693,311
Noncontrolling interests	205,378	196,625
Total equity	1,919,647	1,889,936
Total liabilities and equity	$2,000,960	$2,100,159

(1)Includes the net book value of the properties described under “Property Dispositions” above. The amounts at December 31, 2017 include reclassifications for additional properties held for sale in the quarter.

PS BUSINESS PARKS, INC.

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited, in thousands, except per share amounts)

	For The Three Months
	Ended March 31,
	2018	2017

Rental income	$103,759	$100,061

Expenses
Cost of operations	33,000	31,033
Depreciation and amortization	23,882	23,078
General and administrative	2,306	2,831
Total operating expenses	59,188	56,942

Operating income	44,571	43,119
Interest and other income	284	233
Interest and other expense	(165)	(184)
Gain on sale of real estate facility	26,835	—
Gain on sale of development rights	—	3,865
Net income	71,525	47,033
Allocation to noncontrolling interests	(11,900)	(7,102)
Net income allocable to PS Business Parks, Inc.	59,625	39,931
Allocation to preferred shareholders	(13,003)	(13,291)
Allocation to restricted stock unit holders	(574)	(248)
Net income allocable to common shareholders	$46,048	$26,392

Net income per common share
Basic	$1.69	$0.97
Diluted	$1.69	$0.97

Weighted average common shares outstanding
Basic	27,267	27,148
Diluted	27,318	27,234

PS BUSINESS PARKS, INC.

Computation of Funds from Operations and Funds Available for Distribution

(Unaudited, in thousands, except per share amounts)

	For The Three Months
	Ended March 31,
	2018	2017
Computation of Funds From Operations (1)

Net income allocable to common shareholders	$46,048	$26,392
Adjustments
Gain on sale of real estate facility and development rights	(26,835)	(3,865)
Depreciation and amortization	23,882	23,078
Net income allocated to noncontrolling interests	11,900	7,102
Net income allocated to restricted stock unit holders	574	248
FFO loss allocated to joint venture partner	13	—
FFO allocable to common and dilutive shares	$55,582	$52,955

Weighted average outstanding:
Common shares	27,267	27,148
Operating partnership units	7,305	7,305
Restricted stock units	246	321
Common share equivalents	51	86
Total common and dilutive shares	34,869	34,860

Net income per common share—diluted	$1.69	$0.97
Gain on sale of real estate facility and development rights	(0.77)	(0.11)
Depreciation and amortization	0.67	0.66
FFO per share (1)	$1.59	$1.52

Computation of Funds Available for Distribution ("FAD") (1)

FFO allocable to common and dilutive shares	$55,582	$52,955
Adjustments
Recurring capital improvements	(1,131)	(645)
Tenant improvements	(3,940)	(6,476)
Lease commissions	(1,939)	(1,538)
Straight-line rent	(735)	(881)
Non-cash stock compensation expense	1,110	2,083
Cash paid for taxes in lieu of shares upon vesting of
restricted stock units	(4,529)	(3,356)
In-place lease adjustment	7	(25)
Tenant improvement reimbursements, net of lease incentives	(515)	(361)
Capitalized interest	—	(279)
FAD	$43,910	$41,477
Distributions to common shares and units	$29,676	$29,503
Distribution payout ratio	67.6%	71.1%

(1)FFO and FFO per share are non-GAAP measures defined by the National Association of Real Estate Investment Trusts and, along with the non-GAAP measure FAD, are considered helpful measures of REIT performance by REITs and many REIT analysts. FFO represents net income before real estate depreciation, gains or losses and impairment charges, which are excluded because they are based upon historical real estate costs and assume that building values diminish ratably over time, while we believe that real estate values fluctuate due to market conditions. FFO per share represents FFO allocable to common and dilutive shares, divided by aggregate common and dilutive shares. FAD represents FFO adjusted to (a) deduct capital expenditures that maintain the real estate values, tenant improvements and lease commissions and (b) eliminate certain non-cash expenses or income such as straight-line rent and non-cash stock compensation expense. We utilize FAD in evaluating our ongoing cash flow available for investment, debt repayment and common distributions. We believe investors and analysts utilize FAD in a similar manner.  FFO and FFO per share are not a substitute for net income or earnings per share.  FFO and FAD are not substitutes for GAAP net cash flow in evaluating our liquidity or ability to pay dividends, because they exclude investing and financing activities presented on our statements of cash flows.  In addition, other REITs may compute these measures differently, so comparisons among REITs may not be helpful.

PS BUSINESS PARKS, INC.

Reconciliation of Selected non-GAAP Measures to Analogous GAAP Measures

(Unaudited, in thousands)

	For the Three Months
	Ended March 31,
	2018	2017	Change
RENTAL INCOME
Same Park	$98,022	$95,756	2.4%
Non-Same Park	608	291	108.9%
Multi-family	1,424	—	100.0%
Assets sold or held for sale (1)	3,705	4,014	(7.7%)
Total rental income	103,759	100,061	3.7%

COST OF OPERATIONS
Adjusted cost of operations
Same Park	30,035	28,214	6.5%
Non-Same Park	360	354	1.7%
Multi-family	997	—	100.0%
Assets sold or held for sale (1)	1,253	1,669	(24.9%)
LTEIP amortization	355	796	(55.4%)
Total cost of operations	33,000	31,033	6.3%

OPERATING INCOME
Net operating income
Same Park	67,987	67,542	0.7%
Non-Same Park	248	(63)	(493.7%)
Multi-family	427	—	100.0%
Assets sold or held for sale (1)	2,452	2,345	4.6%
LTEIP amortization	(355)	(796)	(55.4%)
Depreciation and amortization	(23,882)	(23,078)	3.5%
General and administrative	(2,306)	(2,831)	(18.5%)
Operating income	$44,571	$43,119	3.4%

(1)Amounts for the three months ended March 31, 2018 represent the operations of the properties described under “Property Dispositions” above.